Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (File No. 333-17898) on Form S-8  and the Registration Statement (File No. 333-197410) on Form S-3 of Mattress Firm Holding Corp. of our report dated March 10, 2016 relating to the financial statements of HMK Mattress Holding LLC, which appears in this Current Report on Form 8-K/A of Mattress Firm Holding Corp.

/s/ PricewaterhouseCoopers LLP

Melville, New York

April 20, 2016